                                                                    EXHIBIT 11.1

                              99 CENTS ONLY STORES
                      STATEMENTS REGARDING COMPUTATION OF
                               PER SHARE EARNINGS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
Net Income.......................................................................  $  15,947  $  20,737  $  18,950

Common Stock:
  Shares outstanding from beginning of period....................................     12,411     12,411     18,521
  Pro-rata shares--stock issuance................................................         --      3,692         21
                                                                                   ---------  ---------  ---------
    Basic weighted average number of common shares outstanding...................     12,411     16,103     18,542
                                                                                   ---------  ---------  ---------
  Pro-rata common shares to fund distribution to shareholders....................         --      1,362         --
  Common stock equivalents.......................................................         --        134        214
                                                                                   ---------  ---------  ---------
    Diluted weighted average number of common shares outstanding.................     12,411     17,599     18,756
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Earnings per Common Share:
  Basic..........................................................................  $    1.28  $    1.29  $    1.02
  Diluted........................................................................  $    1.28  $    1.18  $    1.01